DAVIS POLK & WARDWELL
1300 I STREET, N.W. WASHINGTON, D.C. 20005 ________ 1600 EL CAMINO REAL MENLO PARK, CA 94025 ________ 99 GRESHAM STREET LONDON EC2V 7NG ________ 15, AVENUE MATIGNON 75008 PARIS	450 LEXINGTON AVENUE NEW YORK, N.Y. 10017 212 450 4000 FAX 212 450 3800	MESSETURM 60308 FRANKFURT AM MAIN ________ MARQUÉS DE LA ENSENADA, 2 28004 MADRID ESPAÑA ________ 1-6-1 ROPPONGI MINATO-KU, TOKYO 106-6033 ________ 3A CHATER ROAD HONG KONG
WRITER’S DIRECT 212 450 4000

January 29, 2007

Re:	Prospectus Supplement for Global Medium-Term Notes, Series G and
H, filed by Morgan Stanley dated January 29, 2007

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     We have acted as tax counsel for Morgan Stanley (the “Company”) in connection with the preparation and filing of a form of prospectus supplement for Global Medium-Term Notes, Series G and H (the “Prospectus Supplement”), dated January 29, 2007, supplementing the registration statement on Form S-3, including the prospectus (the “Prospectus”), dated January 25, 2006, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance from time to time of the Company’s Global Medium-Term Notes, Series G and H.

     We have reviewed the discussions set forth under the caption “United States Federal Taxation” in the Prospectus Supplement dated January 29, 2007, and the Prospectus dated January 25, 2006, and are of the opinion that the discussions are accurate, subject to the conditions and limitations set forth therein.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

     We hereby consent to the use of our name under the caption “United States Federal Taxation” in the Prospectus Supplement. The issuance of such consent does not concede that we are an “Expert” for the purposes of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell